As filed with the Securities and Exchange Commission on February 23, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLADE AIR MOBILITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1890381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 14th Floor
New York, NY
(212) 967-1009
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2021 Omnibus Incentive Plan of Blade Air Mobility, Inc.
(Full title of the plan)

Melissa M. Tomkiel
President and General Counsel
55 Hudson Yards, 14th Floor
New York, NY 10001
(212) 967-1009
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
William B. Brentani
Heidi Mayon
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Tel: (650) 251-5000
Fax: (650) 251-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

__________________________________________________________________________________

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 11,214,525 shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Blade Air Mobility, Inc. (the “Company”) reserved for issuance under the Blade Air Mobility, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-257921) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2021 (the “2021 Registration Statement”). These additional shares of Common Stock become reserved for issuance as a result of the operation of the “evergreen” provision of the Incentive Plan, which provides that an additional number of shares will automatically be added to the shares authorized for issuance under the Incentive Plan on January 1 of each year (beginning January 1, 2022). The number of shares added each year will equal the least of: (i) 4,653,484 shares, (ii) 5% of the outstanding shares on the immediately preceding December 31 or (iii) such amount as determined by the Registrant’s Board of Directors.
Pursuant to General Instruction E to Form S-8, the contents of the 2021 Registration Statement are incorporated by reference into this Registration Statement, to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 16, 2023 (the “Form 10-K”);

(b)
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended: March 31, 2023, filed with the Commission on May 11, 2023; June 30, 2023, filed with the Commission on August 9, 2023; and September 30, 2023, filed with the Commission on November 8, 2023;

(c)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Company’s 10-K referred to in (a) above, excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Item; and

(d)
The description of the Company’s securities contained in Exhibit 4.4 of the Company's 10-K referred to in (a) above, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Second Amended and Restated Certificate of Incorporation of Blade Air Mobility, Inc. (incorporated by reference to Exhibit 3.1 of the Form 8-K (file number 001-39046) filed on May 13, 2021).
4.2	Amended and Restated Bylaws of Blade Air Mobility, Inc. (incorporated by reference to Exhibit 3.2 of the Form 8-K (file number 001-39046) filed on May 13, 2021).
5.1*	Opinion of Simpson Thacher & Bartlett LLP
23.1*	Consent of Marcum LLP
23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)
24.1*	Powers of Attorney (included in the signature pages to this Registration Statement)
107*	Filing Fee Table.
99.1	Blade Air Mobility, Inc. 2021 Omnibus Incentive Plan (incorporated by reference to the post-effective amendment to the Form S-1 (file number 001-39046) filed on January 20, 2022).

*	Filed herewith
__________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 23, 2024.

BLADE AIR MOBILITY, INC.

By:	/s/ Robert S. Wiesenthal
Name:	Robert S. Wiesenthal
Title:	Chief Executive Officer

The undersigned directors and officers of Blade Air Mobility, Inc. hereby constitute and appoint Robert S. Wiesenthal and Melissa M. Tomkiel and each of them, either of whom may act without joinder of the other, the individual’s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post effective amendments to the Registration Statement and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on February 23, 2024.

Signature	Title	Date

/s/ Robert Wiesenthal	Chief Executive Officer and Director	February 23, 2024
Robert Wiesenthal	(Principal Executive Officer)

/s/ William A. Heyburn	Chief Financial Officer	February 23, 2024
William A. Heyburn	(Principal Financial Officer)

/s/ Amir M. Cohen	Chief Accounting Officer	February 23, 2024
Amir M. Cohen	(Principal Accounting Officer)

/s/ Eric Affeldt	Chairman of the Board	February 23, 2024
Eric Affeldt

/s/ Jane Garvey	Director	February 23, 2024
Jane Garvey

/s/ Kenneth Lerer	Director	February 23, 2024
Kenneth Lerer

/s/ Reginald Love	Director	February 23, 2024
Reginald Love

/s/ Susan Lyne	Director	February 23, 2024
Susan Lyne

/s/ Edward Philip	Director	February 23, 2024
Edward Philip

/s/ John Borthwick	Director	February 23, 2024
John Borthwick

/s/ Andrew Lauck	Director	February 23, 2024
Andrew Lauck